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                                                                    EXHIBIT 10.4

                  LETTER AGREEMENT AMENDING THE LOAN AGREEMENT

Overton Bank & Trust, N.A.
South Arlington Office
Curtis F. Von Der Ahe
President


December 12, 1996

Mt. Tom Hoefert, CFO
InnoServ Technologies, Inc.
4330 Beltway  #300
Arlington, Texas  76018

REFERENCE:  LOAN AGREEMENT DATED DECEMBER 15, 1995 COVENANT VIOLATIONS
---------

Dear Mr. Hoefert,

You have indicated that you are in violation of the Minimum Tangible Net Worth covenant as outlined in the loan agreement referenced above. We hereby waive compliance with this covenant thru October 31, 1996 and re-set this covenant as follows:


          Minimum Tangible Net Worth         $4,500,000

If you require anything else, please do not hesitate to call.


Sincerely,


/s/ Curtis F. Von Der Ahe
Curtis F. Von Der Ahe
President